Exhibit 23.1  Consent of Auditor

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

April 28, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:  Form S-1/A (amendment 2) Registration Statement
   Suraj Ventures, Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S -1/A (amendment #2) Registration Statement the following:

Our report to the Board of Directors of Suraj Ventures, Inc. dated September 25, 2007 on the financial statements of the Company as at August 31, 2007 and the statements of operations, change in stockholders' equity and cash flows for the period from January 18, 2007 (date of inception) to August 31, 2007.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES CPA’S INC.

Madsen & Associates, CPA’s Inc.